                                                                      EXHIBIT 21



                     SUBSIDIARIES OF CASINO AMERICA, INC.


                                      State of               Other Name(s)
                                  Incorporation or          Under Which it
              Name                  Organization             Does Business
              ----                  ------------            --------------

Riverboat Corporation of            Mississippi             Isle of Capri Casino--Biloxi
Mississippi

Riverboat Corporation of            Mississippi             Isle of Capri
Mississippi--Vicksburg                                      Casino--Vicksburg

Riverboat Services, Inc.            Iowa                    None

CSNO, Inc.                          Louisiana               None

Louisiana Riverboat Gaming          Louisiana               Isle of Capri
Partnership                                                 Casino--Bossier City

St. Charles Gaming Company,         Louisiana               Isle of Capri Casino--Lake
Inc.                                                        Charles

PPI, Inc.                           Florida                 None

LRGP Holdings, Inc.                 Louisiana               None

ASMI Management, Inc.               Florida                 None

Isle of Capri Casino Colorado,      Colorado                None
Inc.

                                                                      EXHIBIT 21


                                      State of               Other Name(s)
                                  Incorporation or          Under Which it
              Name                  Organization             Does Business
              ----                ----------------          --------------
Riverboat Corp. of                Mississippi               None
Mississippi--Tunica

Casino Career Training Center,    Iowa                      None
Inc.

Riverboat Corp. of Indiana,       Indiana                   None
Inc.

Riverboat Corp. of Indiana,       Indiana                   None
L.L.C.

EEA Corporation                   Mississippi               None

Riverboat Corp. of Missouri,      Missouri                  None
Inc.

WB Holdings, Inc.                 Louisiana                 None